Calculation of Filing Fee Tables
S-8
Alithya Group inc
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Shares not subject to outstanding awards	457(a)	8,114,033	$ 0.98	$ 7,951,752.34	0.0001381	$ 1,098.14
Total Offering Amounts:						$ 7,951,752.34		$ 1,098.14
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,098.14
Offering Note
[1]	Pursuant to Rule 416(a) under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), this registration statement also covers an indeterminate number of additional Class A subordinate voting shares, no par value (the "Shares") of Alithya Group inc. (the "Company") that may be offered and issued to prevent dilution resulting from share splits, share dividends, recapitalizations, mergers, reorganizations or similar transactions as provided in the Company's Long Term Incentive Plan (the "LTIP") and the Company's Share Purchase Plan (the "SPP"). Represents (i) 1,319,363 Shares to be issued pursuant to future awards under the LTIP and (ii) 6,794,670 Shares that may be purchased by the plan administrator from the secondary market for the account of eligible participants under the SPP. Calculated in accordance with Rule 457(c) and (h) under the U.S. Securities Act based on the average of the high and low prices for the Shares reported on the Toronto Stock Exchange on March 23, 2026, which was $0.98 per Share (converted from CAD$1.35 at an exchange rate of CAD$1.00 = $0.7290 which was the daily average exchange rate reported by the Bank of Canada on March 23, 2026).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources